EXHIBIT 99

For immediate release

Sept. 13, 2004

Contact:

Joseph Fitzgerald,

Executive Vice President, Investor Relations

    & Corporate Communications

Janet Janjigian,

Senior Vice President, Corporate Communications

310-449-3660

George Sard/Stephanie Pillersdorf

Citigate Sard Verbinnen

212-687-8080

MGM ANNOUNCES AGREEMENT IN PRINCIPLE

TO BE ACQUIRED AT $12 PER SHARE

Metro-Goldwyn-Mayer Inc. (NYSE: MGM) today announced that it has reached an agreement in principle on the terms of a merger agreement with a consortium including Sony Corporation of America, Providence Equity Partners Inc., Texas Pacific Group and DLJ Merchant Banking Partners. Under the agreement, the consortium would acquire MGM for $12 in cash per MGM share plus the assumption of the Company’s debt. MGM received a security deposit of $150 million on September 13, 2004 pursuant to a deposit agreement that MGM is filing with the Securities and Exchange Commission. MGM management is expected to recommend the proposed merger to its Board by September 27, 2004.

This news release contains forward-looking statements that are based upon the Company’s estimates and expectations concerning future events and are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. These risks and uncertainties include, among other things, future competitive and market conditions, whether the Company’s products achieve customer acceptance, future business decisions and other factors, including those described in the Company’s filings with the Securities and Exchange Commission, all of which are difficult or impossible to predict accurately and many of which are beyond the control of MGM. In light of the significant uncertainties inherent in the forward-looking information herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s objectives or plans will be realized. This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities of the Company.

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page 2 - Sony Acquires MGM In Principle

In connection with the proposed transaction, subject to execution of a definitive agreement, MGM would file a proxy statement and other materials with the Securities and Exchange Commission. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. MGM and its officers and directors may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction. Information regarding such individuals is included in MGM’s proxy statements and Annual Reports on Form 10K previously filed with the Securities and Exchange Commission and will be included in the proxy statement relating to the proposed merger when it becomes available. Investors may obtain a free copy of the proxy statements and other relevant documents when they become available as well as other material filed with the Securities and Exchange Commission concerning MGM and these individuals at the Securities and Exchange Commission’s website at http://www.sec.gov. These materials and other documents may also be obtained for free from: MGM at Metro-Goldwyn-Mayer, 10250 Constellation Boulevard, Los Angeles, California 90067, Attn: Investor Relations.

About MGM

Metro-Goldwyn-Mayer Inc. (NYSE: MGM), through its Metro-Goldwyn-Mayer Studios Inc. subsidiary, is actively engaged in the worldwide production and distribution of motion pictures, television programming, home video, interactive media, music and licensed merchandise. The company owns the world’s largest library of modern films, comprised of about 4,000 titles. Operating units include MGM Pictures, United Artists, MGM Television Entertainment, MGM Networks, MGM Distribution Co., MGM Worldwide Television Distribution, MGM Home Entertainment, MGM On Stage, MGM Consumer Products, MGM Music, MGM Interactive and MGM Direct. In addition, MGM has ownership interests in international television channels reaching more than 110 countries. For more information, visit www.mgm.com.

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